Exhibit 99.1

    DPAC and QuaTech to Combine to Create a Provider of M2M Device
                        Connectivity Products

    GARDEN GROVE, Calif. & Hudson, Ohio--(BUSINESS WIRE)--March 8, 2005--DPAC Technologies Corp. (Nasdaq:DPAC) and QuaTech, Inc. (www.quatech.com) announced today that they have entered into a non-binding letter of intent that sets forth the terms of a proposed merger on a stock-for-stock basis. Following the transaction, QuaTech will be a wholly-owned subsidiary of DPAC; and in the merger, DPAC will exchange newly issued shares of common stock of DPAC for privately-held QuaTech's shares.
    The merged company will focus on accelerating the development of connectivity solutions for the rapidly expanding machine-to-machine communications (M2M) market. The benefits of the merger should include the following:

    -- Broader Technology, Product and Brand Portfolio - The merger will combine the innovative new technologies and product lines and established brands of the companies, enabling the new company to offer a broader array of products addressing the M2M connectivity market.

    -- Cross Selling to Sales Channel - DPAC's innovative wireless solutions for OEM products will gain access to QuaTech's distribution channels for its device connectivity products and packaged product development expertise, while QuaTech's product lines will leverage the wireless expertise and direct sales and sales channels provided by DPAC.

    Under the letter of intent, QuaTech's shareholders and stakeholders would receive DPAC shares in an amount equal to 150 percent of the amount of DPAC's partially diluted shares (those shares currently outstanding plus those issued or issuable under outstanding options and warrants on a net exercise basis) on a record date and on terms to be determined. The merged company will have a new seven-member board with three inside directors and four independent members. The merged company management will be led by Kim Early, current DPAC CEO, as Chairman, and Steven Runkel, current QuaTech CEO, as Chief Executive Officer.
    Steven Runkel, QuaTech's CEO, said, "We believe that the merger with DPAC is the right vehicle for achieving the growth objectives of our management and shareholders. "The two companies share a common vision of the market opportunity and a desire to leverage our respective product lines for the benefit of our customers." Kim Early, DPAC's CEO, said "The merger of QuaTech and DPAC will significantly enhance our shareholder value as we gain competitive strength and enhanced growth potential in the machine to machine market. I'm very much looking forward to working together with Steve and our combined management teams to build upon our leadership positions in machine to machine connectivity."
    The companies expect to enter into a definitive agreement and to secure the appropriate financing over the next six to eight weeks. The consummation of the merger, as contemplated by the definitive agreement, would then be subject to various conditions, including the approval of DPAC shareholders and QuaTech shareholders, as well as satisfaction of certain other requirements and the absence of material adverse changes.

    About DPAC Technologies

    Located in Garden Grove, California, DPAC Technologies provides embedded wireless networking and connectivity products for machine-to-machine communication applications. DPAC's wireless products are used by major OEMs in the transportation, instrumentation and industrial control, homeland security, medical diagnostics and logistics markets to provide remote data collection and control. The Company's web site address is www.dpactech.com. Information concerning DPAC is filed by DPAC with the SEC and is available on the SEC website, www.sec.gov.

    About QuaTech

    QuaTech, a privately-held company, is an industry performance leader in device networking and connectivity solutions. Through design, manufacturing and support, QuaTech maintains the highest levels of reliability and performance. Satisfied customers include OEMs, VARs and System Integrators, as well as end-users in many industries, including banking, retail/POS, access control, building automation and security, and energy management. QuaTech is a leading supplier of data connectivity products to financial institutions, serving five of the top 10 U.S. banks. Founded in 1983 and headquartered in Hudson, Ohio, QuaTech sells and supports its solutions both direct and through a global network of resellers and distributors. www.quatech.com Based on its 2004 unaudited financial information, in its last full fiscal year, QuaTech revenues were approximately $10,000,000, and QuaTech had a net after tax profit.

    Forward-Looking Statements

    This press release includes forward-looking statements. You can identify these statements by their forward-looking words such as "may," "will," "expect," "anticipate," "believe," "guidance," "estimate," "intend," predict," and "continue" or similar words or any connection with any discussion of future events or circumstances or of management's current estimates or beliefs. Forward-looking statements are subject to risks and uncertainties, and therefore results may differ materially from those set forth in those statements. The transaction is subject to continuing negotiation. A transaction as contemplated would require approvals of the Boards of Directors and shareholders of both parties and numerous other conditions. Full details of such a transaction will be provided to DPAC shareholders and filed with the SEC by DPAC as and when appropriate. There is no assurance possible, and none is intended, that the transaction will be negotiated and completed at all or on the terms described. The transaction is and shall continue to be subject to numerous conditions and contingencies until the transaction is completed. DPAC Technologies Corp. will provide further detailed information to its shareholder as and when required to solicit their consent. The transaction's costs and diversion of management attention could negatively impact results. Other factors that affect DPAC's business and its ability to conclude a merger transaction include, but are not limited to, that our Airborne(TM) products are new, that we sell to original equipment manufacturers for new product introductions by them, and that all of these are subject to risks and uncertainties regarding new product introductions such as uncertainty of market acceptance. The parties need additional financing to complete the transactions as envisioned. Such financing may not be available on favorable terms. Also, there can be no assurance that such transaction will be completed, or if completed that it will be successful. The transaction would involve in a change of control, in that it is likely that voting control of DPAC may be given to former shareholders of QuaTech, and if the principal former shareholders of QuaTech were to act in concert, they might be able to elect a majority of DPAC's Board of Directors. More information about the risks and challenges faced by DPAC Technologies Corp. is contained in the Securities and Exchange Commission (SEC) filings made by the Company on Forms 10-K, 10-Q and 8-K. DPAC Technologies Corp. specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

    Additional Information:

    DPAC and QUATECH strongly urge their respective shareholders to read the relevant documents related to this transaction as and when filed by DPAC with the SEC, because they shall contain important information all the shareholders should consider. All DPAC's SEC filings are made available free of charge at the SEC website (www.sec.gov). Such documents, when filed, also are made available free of charge by DPAC. DPAC has filed a Form 8-K containing the current agreement between DPAC and QUATECH. After DPAC and QUATECH, INC. sign a definitive agreement, DPAC shall file further statements and reports with the Securities and Exchange Commission. This news release is neither a solicitation of any proxies nor an offer of any securities of any kind whatsoever. No securities mentioned herein have been registered or authorized or approved by any federal or state securities regulator or commission.

    CONTACT: DPAC TECHNOLOGIES
             Stephen Vukadinovich, 714-898-0007
             Steve.Vukadinovich@dpactech.com
             or
             Kim Early, 714-898-0007
             Kim.Early@dpactech.com